                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Prospectus Supplement of Residential Asset Mortgage Products, Inc. for the
registration of RAMP Series 2005-NC1 Trust, in the registration statement on
Form S-3 (No. 333-125485) and to the incorporation by reference therein of our report dated January 24, 2005 (except for Note 3k, as to which the date is March
15, 2005), with respect to the financial statements of Financial Guaranty
Insurance Company, appearing in the Form 8-K of Residential Asset Mortgage
Products, Inc. dated December 22, 2005, filed with the Securities and Exchange
Commission.

/s/ Ernst & Young LLP

New York, New York
December 22, 2005